Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Cortland Bancorp of our report dated March 29, 2012, relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-K of Cortland Bancorp for the year ended December 31, 2011.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ S. R. Snodgrass, A. C.

Wexford, PA

November 21, 2012